                                                                 EXHIBIT 10.13.4

                               FOURTH AMENDMENT TO
                          THE CONNECTICUT WATER COMPANY
                           EMPLOYEES' RETIREMENT PLAN

       (as amended and restated as of January 1, 1997, except as otherwise provided Therein)

         1. Section 2.5 of the Plan is hereby amended, effective as of December 31, 2002, to read as follows:

         "Anniversary Date shall mean January 1 of each year commencing on or after January 1, 1958, provided that, with respect to the Crystal Plan, Anniversary Date shall mean January 1 of each year commencing on or after January 1, 1964, and provided further that with respect to the Barnstable Plan, Anniversary Date shall mean January 1 of each year commencing on or after January 1, 1970."

         2. Article II of the Plan is hereby amended, effective as of December 31, 2002, by adding the following definitions at the end thereof:

         "Barnstable Plan shall mean the Barnstable Water Company Pension Plan."

         "Barnstable Water Participant" shall mean any employee or former employee of Barnstable Water Company who, as of the day before the Barnstable Merger Date, was a participant in the Barnstable Plan; and any other employee of Barnstable Water Company who subsequently satisfies the requirements for eligibility set forth in Article III of Appendix D hereof."

         "Barnstable Merger Date shall mean December 31, 2002."

         3. The Plan is hereby amended, effective as of December 31, 2002, by adding Appendix D at the end thereof, to read as follows:

                                   "APPENDIX D

               BENEFITS FOR EMPLOYEES OF BARNSTABLE WATER COMPANY

                                     PURPOSE

         Effective as of the Barnstable Merger Date, the Barnstable Water Company Pension Plan shall be merged with and into this Plan, and the assets and liabilities of that Plan shall be transferred to, and shall be assumed by, this Plan. Such merger is hereby specifically authorized. Such merger shall satisfy the requirements of Section 13.3 hereof. Furthermore, in no event shall the merger reduce the accrued benefit, or other benefit protected under Section 411(d)(6) of the Code, of any Barnstable Water Participant, with respect to benefits accrued as of December 31, 2002. Except as otherwise provided herein, any Barnstable Water Participant's benefits under this Plan, on and after January 1, 1970, shall be determined in accordance with the provisions of

Exhibit 10.13.4
this Appendix D. In no event shall the Accrued Benefit of a Barnstable Water Participant be less than his or her Accrued Benefit as of December 31, 2002. The provisions of this Appendix D shall apply with respect to employees of Barnstable Water Company who meet the definition of a Barnstable Water Participant.

         It is the intent of Barnstable Water Company and The Connecticut Water Company that Barnstable Water Participants shall continue to be treated as they were under the Barnstable Plan, subject nevertheless to the ability of The Connecticut Water Company to amend or terminate this Plan. Accordingly, the following provisions, which are also set forth below, shall apply with respect to Barnstable Water Participants. However, provisions of a general nature contained in this Plan, including without limitation Plan provisions incorporating rules under Section 415 of the Code and rules regarding eligible rollover distributions, shall apply as well to Barnstable Water Participants except to the extent that the provisions of this Appendix D expressly address the subject matter.

         1. Section 1.4, Provisions of Prior Plan apply to certain persons.

         2.       Section 2.1, definition of Accrued Benefit.

         3. Section 2.2, definition of Actual Equivalent; provided that for distributions with Annuity Starting Dates on or after December 31, 2002, the applicable mortality table referenced in paragraph (a) of Section 2.2 shall be the table set forth in Rev. Rul. 2001-62 and not the table set forth in Rev. Rul. 95-6.

         4.       Section 2.5, definition of Annuity Starting Date.

         5.       Section 2.6, definition of Average Final Compensation.

         6.       Section 2.7, definition of Beneficiary.

         7.       Section 2.9, definition of Break in Service.

         8. Section 2.12, definition of Compensation. However, the definition of Compensation shall be amended to reflect any amendments to the Barnstable Plan or to this Plan to reflect the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA").

         9.       Section 2.13, definition of Covered Compensation.

         10.      Section 2.14, definition of Deferred Retirement Date.

         11.      Section 2.15, definition of Early Retirement Date.

         12.      Section 2.19, definition of Hour of Service.

         13.      Section 2.22, definition of Normal Retirement Date.

         14.      Section 2.26, definition of Prior Plan.

         15.      Section 2.27, definition of Retired Employee.

         16.      Section 2.30, definition of Social Security Retirement Age.

         17.      Section 2.31, definition of Substantial Break.

         18.      Section 2.35, definition of Vested Terminated Employee.

         19.      Section 2.36, definition of Year of Benefit Service.

         20.      Section 2.37, definition of Year of Eligibility and Vesting
Service.

         21.      Article III, Participation.

         22.      Article IV, Requirements for Retirement Income.

         23.      Article V, Amount of Retirement Income, Sections 5.1 through
5.3 and Section 5.6.

         24.      Article VI, Termination of Employment and Vested Rights.

         25.      Article VII, Normal and Optional Forms of Benefit, Sections
7.1 through 7.7.

         26.      Article VIII, Death Benefits.

         1.4 Provisions of Prior Plan apply to certain persons. Except as expressly provided in the Plan, the right to benefits of persons who were Participants in the Prior Plan on or before December 31, 2000 and who do not thereafter become Participants in the Plan, and of the contingent annuitants and other beneficiaries of such persons, shall be determined in accordance with the provisions of the Prior Plan.

         2.1 "Accrued Benefit" means, with respect to any Participant at any time, the monthly benefit computed under Section 5.1, based on his Average Final Compensation and Covered Compensation as of the time such Accrued Benefit is computed. Notwithstanding the foregoing, "Accrued Benefit" for an Employee who retires or remains in service after his Social Security Retirement Age is determined as stated in the foregoing sentence, except that Covered Compensation shall be determined as of the Participant's Social Security Retirement Age.

         2.2 "Actuarial Equivalent" means a benefit, as determined by the Actuary, whose value equals the value of a benefit or benefits otherwise payable in a different form or at a different time under the Plan, based on an annual interest assumption of seven percent (7%) and the Pentad 90 Mortality Table; provided, however, that for purposes of Sections 7.2, 7.4, 7.5, and 8.2(e), actuarial equivalence shall be determined in accordance with the following:

                  (a) Effective January 1, 2000, for purposes of determining the amount of a lump sum payment under Sections 7.5 and 8.2(e), the following interest and mortality assumptions shall be utilized: interest, the annual rate of interest on 30-year Treasury securities for the month of November preceding the Plan Year of the distribution (the "applicable interest rate"); and mortality, the mortality table prescribed by the Secretary of the Treasury pursuant to
         Section 417(e)(3)(a)(ii)(I) of the Code (the "applicable mortality table"). However, for the period between January 1, 2000 and the date that this amendment and restatement is adopted, the following factors shall be utilized if they would result in a larger lump sum distribution: interest, the interest rate used by the Pension Benefit Guaranty Corporation (in effect as of the beginning of the Plan Year) in determining the present value of an immediate or deferred annuity for such a benefit upon plan termination; and mortality, the Pentad 90 Mortality Table. In no event, however, will the value of any accrued benefit be less than the value of the benefit accrued on December 31, 1988, determined in accordance with the Plan in effect on such date; and

                  (b) for a Participant who elects a joint and survivor form of annuity, his benefit under the normal annuity form is adjusted by the percentage shown in the following table:

Percent             Actuarial
Survivor             Factor
--------             ------
  50%                  90%
  67%                  86%
  75%                  84%
 100%                  80%

                  These factors are further adjusted if the age between the Participant and beneficiary is more than 5 years. If the Participant is more than 5 years older, then subtract 0.5% for each year of difference in excess of 5. If the Participant is more than 5 years younger, add 0.5% for each year of difference in excess of 5.

                  For a Participant who elects a life annuity with guaranteed payments, the actuarial factor is 98% if the guarantee period is 60 months and 90% if the guarantee period is 120 months.

         2.5 "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

         2.6 "Average Final Compensation" of a Participant means the highest average annual Compensation which such Participant earned during the three consecutive Years of Benefit Service credited to him out of the last ten Years of Benefit Service credited to him preceding the date on which he retired, terminated his employment or died.

         2.7 "Beneficiary" means the person designated by an Employee or retired Employee to receive certain benefits payable under the provisions of the Plan.

         2.9 "Break in Service" means a Plan Year during which an Employee has not completed more than 500 Hours of Service.

         2.12 "Compensation" means, subject to paragraphs (a) (b) and (c) below: the earnings reported on Form W-2 or other applicable government reporting form paid to an Employee by the Company, including overtime pay and bonuses but excluding special pay and director pay. Compensation also excludes the Company's cost for any public or private employee benefit plan, including this Plan. However, effective January 1, 2001, Compensation also includes elective deferrals of Compensation under Section 401(k) of the Code, elective reductions of Compensation under a cafeteria plan pursuant to Section 125 of the Code, and elective reductions of Compensation for qualified transportation fringe benefits under Section 132(f)(4) of the Code.

                  (a) For Employees who complete an Hour of Service on or after January 1, 1989, Compensation in excess of $200,000 (as indexed by the Secretary of the Treasury) in any Plan Year will not be recognized for any Plan purposes. In no event will such limitation reduce the benefit of any Employee under the Plan or Prior Plan below that accrued on December 31, 1988.

                  (b) For Employees who complete an Hour of Service on or after January 1, 1994, Compensation in excess of $150,000 (as indexed by the Secretary of the Treasury) in any Plan Year will not be recognized for any Plan purposes. In no event, however, will such limitation reduce the benefit of any Employee under the Plan or Prior Plan below that accrued on December 31, 1993.

                  (c) In determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term family shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted Compensation limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation. The family aggregation rules described in this paragraph (c) shall no longer apply, effective January 1, 1997.

                  (d) If compensation for any prior determination period is taken into account in determining a Participant's benefits for the current Plan Year, the compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior determination period. For this purpose, in determining benefits in plan years beginning on or after January 1, 1989, the annual Compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining benefits in plan years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

         2.13 "Covered Compensation" for a Participant means the average (without indexing) of the Social Security Taxable Wage Base in effect for each calendar year during the thirty-five (35) year period ending with the calendar year in which the Participant attains Social Security. Retirement Age as defined in Section 2.30. In the case of a Participant who separates from service with the Company prior to attaining Social Security Retirement Age, the Social Security Taxable Wage Base for each calendar year following such termination shall be equal to the Social Security Taxable Wage Base in effect for the calendar year in which his termination occurs. In the case of a Participant who separates from service with the Company after attaining Social Security Retirement Age, Covered Compensation shall be determined as if the Participant retired on his Social Security Retirement Age.

         2.14 "Deferred Retirement Date" means, with respect to each Participant who remains in the service of the Company after his Normal Retirement Date, the first day of any calendar month coinciding with or next following the month in which he actually retires or dies.

         2.15 "Early Retirement Date" means the first day of any calendar month prior to a Participant's Normal Retirement Date and after the date on which he has (a) attained age fiftyfive (55) and (b) completed at least five (5) Years of Benefit Service.

         2.19     "Hour of Service" means, with respect to any Employee,

                  (a) each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company, each such hour to be credited to the Employee for the Plan Year in which the duties were performed;

                  (b) each hour for which the Employee is directly or indirectly paid or entitled to payment by the Company (including payments made or due from a trust fund or insurer to which the Company contributes or pays premiums) on account of a period of time for which no duties are performed (irrespective of whether the employment relationship has ended) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Plan Year in which such period of time occurs, subject to the following rules:

                           (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

                           (ii) Hours of Service shall not be credited under this paragraph (b) to an Employee for payment which solely reimburses the Employee for medicallyrelated expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and

                           (iii) If the period during which the Employee performs no duties falls within two or more Plan Years, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such Plan Years on any reasonable basis consistently applied with respect to similarly situated employees;

                  (c) each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Company, each such hour to be credited to the Employee for the Plan Year to which the award or agreement for back pay pertains;

                  (d)      each noncompensated hour that is not credited under
         (a), (b) or (c) above during a period of leave of absence from the Company for service in the armed forces of the United States if the Employee returns to work for the Company at a time when he has re-employment rights under federal law, to the extent required under the Uniformed Services Employment and Reemployment Rights Act (USERRA), or within such longer period as may be specified by the Company for which the Employee returns to work;

                  (e) solely for the purposes of determining whether the Employee has incurred a Break in Service, each noncompensated hour while an Employee during a period of authorized leave of absence from the Company for a reason other than service in the armed forces of the United States if the Employee returns to work for the Company at the end of such leave, and;

                  (f) solely for the purpose of determining whether the Employee has incurred a Break in Service in the case of an absence from work after July 31, 1985 (i) because of the Employee's pregnancy, (ii) because of the birth of the Employee's child, (iii) because of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for the Employee's child immediately after its birth or placement with the Employee for adoption, the hours the Employee would have worked (not to exceed 501 hours) but for such absence from work. For purposes of this subsection (f) the following special rules will apply:

                           (i) Any Hour of Service credited with respect to an absence shall be credited (a) only in the Plan Year in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such year solely because of Hours of Service credited for such absence, or (B) in any other case, in the immediately following Plan Year;

                           (ii) No Hours of Service shall be credited unless the Employee furnishes the Administrator with such information as the Administrator may reasonably require (in such form and at such time as the Administrator may reasonably require) establishing (a) that the absence from work is an absence described hereunder and (B) the number of days for which the absence lasted; and

                           (iii) In no event shall more than 501 Hours of Service be credited to an Employee hereunder for any absence by reason of any one pregnancy or the placement of any one child.

         Hours of Service to be credited to an individual under (a), (b) and (c) above will be calculated and credited pursuant to paragraphs (b) and (e) of section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference. Hours of Service to be credited to an individual during an absence described in (d), (e) or (f) above will be determined by the Company with reference to the individuals most recent normal work schedule. If the Company cannot so determine the number of Hours to be credited, there shall instead be credited eight Hours of Service for each day of absence.

         2.22 "Normal Retirement Date" means the first day of the month coincident with or next following an Employee's Normal Retirement Age. 'Normal Retirement Age' means an Employee's Social Security Normal Retirement Age or, in the case of an Employee who first participates on or after January 1, 1995, his fifth anniversary of Plan participation, if later.

         2.26     "Prior Plan" means the Plan as in effect December 31, 2000.

         2.27 "Retired Employee" means any former Employee who retires from the service of the Company on his Normal, Early or Deferred Retirement Date, whichever is applicable, and who receives or is entitled to receive Retirement Income in accordance with Article V.

         2.30 "Social Security Retirement Age" shall mean the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62. Presently, "Social Security Retirement Age" means, with respect to a Participant born prior to 1938, the date on which he attains age 65; with respect to a Participant born after 1937 and prior to 1955, the date on which he attains age 66; and with respect to a Participant born after 1954, the date on which he attains age 67.

         2.31 "Substantial Break" means, in the case of any Employee who has completed fewer than five (5) Years of Vesting Service, a series of one or more consecutive Breaks in Service, the number of which consecutive Breaks in Service equals or exceeds (a) for purposes of Section 2.36, the number of his Years of Benefit Service, or (b) for purposes of Section 2.37, the number of his Years of Vesting Service, prior to such Breaks in Service; provided, however, that no Employee shall incur a Substantial Break in Service after July 31, 1985 unless the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the number of such Years of Benefit Service, or Vesting Service, whichever is applicable. Such number of Years of Benefit Service, or Vesting Service, whichever is applicable, prior to such Breaks in Service shall be deemed not to include any such Years disregarded under Sections 2.36 or 2.37 by reason of any prior Substantial Break.

         2.35 "Vested Terminated Employee" means any individual who has ceased to be an Employee and who is eligible, under Section 6.2, to receive a vested deferred retirement income.

         2.36 "Year of Benefit Service" means for periods on and after the Effective Date, any Plan Year during which an Employee completes 1,000 or more Hours of Service. In the case of any Employee who has a Substantial Break, any Year of Benefit Service completed before such Substantial Break shall be disregarded.

         For periods prior to the Effective Date (January 1, 1970), an Employee will be credited with Years of Benefit Service in an amount equal to the period of his continuous uninterrupted employment with the Company prior to such date.

         Benefit Service shall not be earned for any periods during which an individual is employed other than by the Company. For example, service with a related employer that has not adopted this Plan will not be taken into account. In addition, Benefit Service shall not be earned for any periods during which an individual is employed in an ineligible job classification.

         2.37 "Year of Eligibility and Vesting Service" means, with respect to any Employee, each Plan Year during which he has completed 1,000 or more Hours of Service, provided that in the case of any Employee who has a Substantial Break, any Year of Vesting Service before such Substantial Break shall be disregarded.

         For purposes of eligibility to participate and Years of Vesting Service, but not for purposes of Benefit Service, employment with an Affiliated Company, and employment as a Leased Employee as defined in Section 414(n) of the Code, will be considered employment with the Company. An "Affiliated Company" means the Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in
Section 414(m) of the Code) which includes the Company and any other entity required to be aggregated with the Company pursuant to regulations under Code
Section 414(o).

                           Article III. Participation.

         3.1      Persons Eligible to Participate in Plan.

                  (a) Any Employee who was a Participant on January 1, 1989, will continue to be a Participant in this Plan.

                  (b) Any Employee who was not a Participant on January 1, 1989 and who (a) attains age 21 and (b) completes a Year of Eligibility Service, as defined in Section 3.2, shall be eligible to be a Participant in the Plan. Participation shall commence on the first day of the month coincident with or next following the date on which the Employee completes a Year of Eligibility Service and attains age 21.

                  (c) Notwithstanding the foregoing, leased employees, as defined in Section 414(n) of the Code, shall not be eligible to participate in the Plan.

         3.2 Year of Eligibility. An Employee will complete a Year of Eligibility Service if be is credited with 1,000 or more Hours of Service in an "eligibility computation period". The initial 'eligibility computation period' shall mean the twelve (12) month period commencing with the date be first performs an Hour of Service.

         Subsequent eligibility computation periods shall be based on the Plan Year commencing with the Plan Year following the date he first performs an Hour of Service. In the case of a reemployed former Employee who was not entitled to a vested deferred Retirement Income upon termination of employment, Years of Eligibility Service prior to a Substantial Break shall be disregarded in determining when such reemployed former Employee is eligible to participate after reemployment.

         3.3 The term "Participant" shall include only those individuals who are, in fact, treated as common law employees on the payroll records of the Company and compensated by the Company as common law employees, and who otherwise satisfy the requirements for participation in the Plan. Therefore, the term "Participant" will not include any individual who is compensated other than as a common law employee (for example, as an independent contractor, leased employee or agency employee) even if such individual is subsequently determined to be or to have been a common law employee of the Company.

                 Article IV. Requirements for Retirement Income.

         4.1 Normal Retirement. Any Participant who retires on his Normal Retirement Date shall be entitled to receive a Retirement Income, commencing on his Normal Retirement Date, in the amount specified in Section 5. 1.

         4.2 Deferred Retirement. Each Participant who remains in the service of the Company after his Normal Retirement Date shall be entitled to receive a Retirement Income, commencing on his Deferred Retirement Date, in the amount specified in Section 5.2.

         4.3 Early Retirement. Any Participant who has not attained his Normal Retirement Date but who attains age fifty-five (55) while an Employee and who completes at least five (5) Years of Benefit Service may elect an early retirement. Any individual who elects early retirement in accordance with this
Section 4.3 shall be entitled to a Retirement Income commencing on his Early Retirement Date or his Normal Retirement Date, at his election and continuing during his lifetime, in the amount specified in Section 5.3.

                     Article V. Amount of Retirement Income.

         5.1      Normal Retirement Income. Subject to the provisions of Section
5.4 and 5.5, the annual amount of Retirement Income to be payable in monthly installments to each Participant who retires from employment with the Company on his Normal Retirement Date on or after January 1, 2001, commencing on his Normal Retirement Date and continuing during his lifetime, shall be equal to the sum of (i) plus (ii) times (iii) below:

         (i)      1.25% of his Average Final Compensation;

         (ii) 0.75% of his Average Final Compensation in excess of his Covered Compensation;

         (iii)    Years of Benefit Service for up to thirty (30) Years.

In no event, however, will the Normal Retirement Income of such a Participant be less than the amount accrued as of December 31, 1988 under the provisions of the Prior Plan in effect at such time, or the amount accrued as of December 31, 2000 under the provisions of the Prior Plan in effect at such time.

         5.2 Deferred Retirement Income. A Participant who remains in the service of the Company after his Normal Retirement Date in accordance with
Section 4.2 shall, upon actual retirement, receive an annual amount of Retirement Income to be payable in monthly installments, commencing on his Deferred Retirement Date and continuing during his lifetime, equal to the greater of (a) & (b):

                  (a) an amount computed under Section 5.1, based on his Years of Benefit Service and his Average Final Compensation as of his Deferred Retirement Date.

                  (b) an amount equal to the actuarial increase of his Normal Retirement Date benefit. The actuarial increase factor is 1% for each month that the Participant defers retirement beyond his Normal Retirement Date.

         Such Deferred Retirement Income shall be payable monthly commencing on the earlier of:

                  (a)      the Participant's Deferred Retirement Date;

                  (b) the required commencement date set forth in Section 5.2.1; or

                  (c)      the required commencement date set forth in Section
7.7.

         In the event that a Participant commences receipt of payments under (c) above, his additional benefit accrual for the period between the commencement of benefits and his Deferred Retirement shall be reduced by the Actuarial Equivalent value of the aggregate amount of Retirement Income previously made to him pursuant to the provisions of Section 5.2.2, subject to the provisions of Department of Labor Regulations 2530.203-3 and other applicable law.

         5.2.1 If a Participant remains actively employed by the Company beyond his Normal Retirement Date or is reemployed after Normal Retirement Age, Retirement Income will be suspended for any calendar month for which he is compensated for more than 40 Hours of Service. No such suspension will occur in the case of reemployment or continued employment after Normal Retirement Age and prior to the latest commencement date set forth in Section 7.7 where the Participant accumulates 40 or more Hours of Service in any calendar month unless such Participant is notified in accordance with the procedures in Regulation Section 2530.200-3 of ERISA.

         5.2.2 If a Participant is required to commence payment of his Retirement Income because be has reached the latest commencement date as provided in Section 7.7, then the Participant shall receive a Deferred Retirement Income calculated in accordance with Section 5.2 (or 5.2.1, if applicable), and as of each December 31 thereafter, an additional amount, if any, will be paid to the Participant equal to the excess of (a) over (b) where:

                  (a) is the increase in the Participant's recalculated Deferred Retirement Income between the amount accrued on his required commencement date and the date of determination; and

                  (b) is the Actuarial Equivalent of the Retirement Income received by the Participant pursuant to this Section. The foregoing additional payment shall be required only if, after the recalculation of the Participant's Deferred Retirement Income, such additional payment is required to comply with the minimum distribution rules contained in Section 401(a)(9) of the Code and regulations thereunder.

         5.3 Early Retirement Income. The annual amount of Retirement Income to be payable in monthly installments to each Participant who retires early in accordance with Section 4.3 shall, at the Participant's election, be the amount specified in (a) or (b) below.

                  (a) Early Retirement Income Commencing at Normal Retirement Date. The amount of a Participant's Early Retirement Income, commencing on his Normal Retirement Date, shall be his Accrued Benefit based on his Average Final Compensation, Covered Compensation and Years of Benefit Service as of his Early Retirement Date.

                  (b) Early Retirement Income Commencing Prior to Normal Retirement Date. The amount of a Participant's Early Retirement Income, commencing on or after his Early Retirement Date but prior to his Normal Retirement Date, shall be equal to his Accrued Benefit computed under Section 5.3(a), reduced according to the following table. The reduction percentages are for each month by which the date of commencement of such Retirement Income precedes the Participant's Normal Retirement Age.

                           Normal Retirement Age
Years before NRD         65          66          67
                         --          --          --
       1                5/9%/mo.    5/9%/mo.    5/9%/mo.
       2                5/9%        5/9%        5/9%
       3                5/9%        5/9%        5/9%
       4                5/9%        5/9%       5/12%
       5                5/9%       5/12%       5/12%
       6               5/18%        5/9%        5/9%
       7               5/18%       5/18%        5/9%
       8               5/18%       5/18%       5/18%
       9               5/18%       5/18%       5/18%
       10              5/18%       5/18%       5/18%
       11               N/A        5/18%       5/18%
       12               N/A         N/A        5/18%

         5.6 Cost of Living Increases. (a) Effective January 1, 1992 an ad-hoc cost of living increase was provided to retirees. The benefit increase is described in the Prior Plan.

         (b) The monthly benefits of all individuals who were receiving payment of benefits under the Plan as of September 1, 1997 were increased by fifteen percent (15%), effective beginning with monthly benefit payments for September 1997.

            Article VI. Termination of Employment and Vested Rights.

         6.1 Forfeiture of Benefits. Any Participant who terminates employment for any cause before completion of five (5) Years of Vesting Service, shall forfeit all rights to any benefits under the Plan.

         6.2      Vested Deferred Retirement Income.

                  (a) If a Participant ceases to be an Employee for any reason other than death or retirement on or after January 1, 1989 and after he completes five (5) Years of Vesting Service and before his Normal Retirement Date, he shall have a vested and nonforfeitable right to a percentage of his Accrued Benefit, as determined under the following table:

Years of Vesting Service         Vested Percentage
------------------------         -----------------
      Less than 5                        0%

      5 or more                        100%

                  (b) Any Participant entitled to a vested deferred Retirement Income under this Section 6.2 who completes at least five
         (5) Years of Benefit Service may elect to receive a pension, commencing on the first day of any month after satisfaction of the early retirement requirements in an amount equal to the amount determined in Section 5.3(b).

                  (c) The benefit payable under (a) or (b) above is adjusted in accordance with the applicable normal form of benefits under Section 7.1.

         6.3 Use of Former Vesting Schedule. If the Plan is amended and if such amendment directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's Accrued Benefit, each Participant who has completed at least three (3) Years of Vesting Service and whose nonforfeitable percentage at any time after such amendment could be less than such percentage determined without regard to such amendment will have the nonforfeitable percentage of his Accrued Benefit determined without regard to such amendment.

         6.4 Vesting at Normal Retirement Age. An active Participant shall have a vested and nonforfeitable right to 100% of the Retirement Income under
Section 5.1 upon reaching the earlier of (a) Normal Retirement Age or, (b) the later of age 65 or the fifth anniversary of plan participation.

         6.5 Benefits Upon Re-employment. Subject to the provisions of Sections 5.2.1, 6.5.1, 6.5.2 and 6.5.3, any benefit payments to a former Employee who is reemployed by the Company shall be suspended for the period of his reemployment. Upon subsequent termination of employment, the amount of his benefit shall be recomputed based on his aggregate Years of Benefit Service and his Average Final Compensation minus the Actuarial Equivalent of the payments previously received.

         6.5.1 In the case of the reemployment by the Company of a former Employee who had received a lump sum distribution of his fully vested benefit, Years of Vesting Service earned before and after his reemployment shall be aggregated and Years of Benefit Service earned prior to his reemployment shall be disregarded-for purposes of determining his vested status and his accrued benefit at subsequent termination of employment.

         In the case of the reemployment by the Company of a former Employee who had received a lump sum distribution of less than one hundred percent of his accrued benefit, Years of Vesting Service and Years of Benefit Service earned before and after his reemployment shall be aggregated and the benefit to which he is entitled at subsequent termination shall be reduced by the Actuarial Equivalent of the benefits previously received.

         6.5.2 If a Participant continues to be employed by the Company on the latest commencement date provided in Section 7.7, his Deferred Retirement Benefit shall be calculated in accordance with Section 5.2.2 and commence as provided in Section 7.7, and the recalculation provided in Section 5.2.2 shall be applied each year thereafter.

         6.6 Optional Forms Upon Re-employment. If a Participant whose Annuity Starting Date is prior to his Normal Retirement Age is reemployed, the form of payment elected with respect to benefits accrued as of such pre-Normal Retirement Age Annuity Starting Date shall remain in effect with respect to the benefit he had accrued prior to his reemployment. Any benefits accrued after his reemployment shall be subject to the surviving spouse benefit under Section 8.2 or qualified joint and survivor annuity under Section
7.2 unless another form of payment is properly elected. If the benefit of a reemployed Participant was payable as of an Annuity Starting Date which was after his Normal Retirement Age, the form of payment elected at such Annuity Starting Date shall remain in effect during the period of his post-Normal Retirement Age employment and shall apply to the benefits accrued during such period of reemployment. Upon subsequent retirement or required beginning date, payments will resume in accordance with such form of payment previously elected.

               Article VII. Normal and Optional Forms of Benefit.

         7.1      Normal Form of Benefit. Except as otherwise provided in
Section 7.2, the normal form of Accrued Benefit payable under the Plan to a Participant is a pension payable monthly to the Participant during his lifetime only, the first payment to be due on the first day of the calendar month coincident with or next following the Participant's actual retirement and the last payment to be due on the first day of the calendar month in which his death occurs.

         7.2 Normal Form of Benefit for Certain Married Participants. The normal form of pension or vested benefit payable under the Plan to a Participant who begins to receive benefits under the Plan and is married on the Annuity Starting Date shall be a qualified joint and survivor annuity form under which a reduced pension will be payable monthly to the Participant during his lifetime and, following his death, one-half of such reduced pension will be payable monthly to the person to whom the Participant was married on the Annuity Starting Date, such amount to be payable through the first day of the calendar month in which the death of such person occurs. The joint and survivor annuity payable hereunder shall be the Actuarial Equivalent of the normal form of pension described in Section 7. 1. If the person to whom a survivor benefit is payable under this Section 7.2 dies after the Annuity Starting Date and while the Participant is alive, the Participant shall continue to receive, during his remaining lifetime, the same amount of reduced pension as was payable to him under this Section 7.2.

         7.3      Election of Form of Benefit.

         The Administrator shall provide each Participant no less than 30 days nor more than 90 days prior to Annuity Starting Date a written explanation of:
(i) the terms and conditions of the qualified joint and survivor annuity; (ii) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of the Participant's spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity; and (v) the relative values of the various optional forms of benefit under the Plan. Such description shall inform any such Participant who has a spouse that he has a reasonable period of time in which to elect, with the consent of such spouse, to take his retirement benefits other than in the form described in Section 7.2, in which case the standard form of benefit payment shall be a straight life annuity set forth in Section 7.1, and shall inform such Participant of the availability of other optional forms of benefit under Section 7.4 and the availability from the Administrator of descriptive information relative to any optional forms available. Similar relevant information shall be provided to unmarried Participants with respect to the life annuity form of benefit under
Section 7.1. All elections and revocations of elections hereunder shall be in writing on forms to be supplied by the Retirement Board and signed by the Participant. Any election by a Participant who has a spouse to take his benefit in a form other than that provided in Section 7.2, other than the joint and 67%, 75% or 100% spousal survivor annuity described in Section 7.4, will not be effective unless such spouse consents thereto in writing, acknowledging the effect of such election, and such consent is witnessed by a Notary Public or a Plan representative. The waiver of the qualified joint and survivor annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent. If a Participant designates a Beneficiary other than his spouse, then spousal consent to that specific Beneficiary shall be required; and similarly, any change in Beneficiary shall require spousal consent. If it is established to the satisfaction of a Plan Representative that any such written consent may not be obtained because there is no spouse or the spouse cannot be located, or under such other circumstances as the Secretary of the Treasury may prescribe, then no spousal consent shall be required. The Administrator shall maintain procedures in conformity with Code
Section 417(a)(2)(B) to establish whether a spousal consent is required. The period for making any election shall be ninety (90) days duration, ending on the Annuity Starting Date, and any election may be revoked and a new election made at any time and any number of times during the election period. Any written explanation requested by the Participant must be given within a reasonable period of time after the request. All elections and options shall become effective on the Annuity Starting Date and may not thereafter be revoked or modified.

         Notwithstanding the foregoing provisions of this paragraph (d), if the Participant, after having received the written explanation of the qualified joint and survivor annuity, affirmatively elects a form of distribution (with spousal consent, if necessary), the Annuity Starting Date may be less than 30 days after receipt of the written explanation described in this paragraph (d) provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity form of payment and elect (with spousal consent) a form of distribution other than a qualified joint and survivor annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity form of payment is provided to the Participant; and (c) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. Nevertheless, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that distribution is permitted to commence in accordance with the following sentence. Distribution may not be made or commence before expiration of the seven (7) day period that begins the day after the written explanation of the qualified joint and survivor annuity described above is provided. To the extent that an unmarried Participant is permitted to waive the life annuity form of benefit payment, the foregoing provisions shall also apply with respect to the waiver of the life annuity form of benefit payment.

         7.4      Optional Forms of Benefit.

                  (a) Generally. Subject to Sections 7.2 and 7.3, a Participant may elect to have his benefit paid in any one of the optional forms described in paragraphs (1) and (2) below, which form will be the Actuarial Equivalent value of the normal form of benefit described in Section 7.1:

                           (1) Contingent Annuitant Option: An actuarially reduced Retirement Income payable in equal monthly installments for the lifetime of the Retired Employee, with the provision that after his death, his Beneficiary, if living, shall receive lifetime Retirement Income equal to 50%, 67%, 75%, or 100% at the Participant's death, of the amount of Retirement Income payable to the Retired Employee prior to death.

                           (2)      60 and 120 Months Certain and Life Income
                  Option: An actuarially reduced Retirement Income payable in equal monthly installments for the lifetime of the Retired Employee, with the provision that after his death, his Beneficiary shall receive the balance, if any, of the guaranteed sixty (60) or one hundred twenty (120) monthly payments.

         If the Beneficiary designated by the Participant under this Section 7.4 is not the Participant's spouse, the benefits payable to the Participant must satisfy the requirements of Section 7.7.

                  (b) Effect of the Death of Participant or Beneficiary. The election of a form of payment is void upon the death of either the Participant or Beneficiary prior to the Annuity Starting Date unless the Participant dies and had elected the form described in Section 7.4(a)(1) with his spouse as the designated Beneficiary.

                  (c) Evidence of Beneficiary's Age. Any Participant who elects the contingent annuitant option described in-Section 7.4(a)(1) or who receives the joint and survivor annuity benefit described in
         Section 7.2, must submit the birth certificate (or some other satisfactory evidence of age) of his Beneficiary or spouse, as the case may be, to the Administrator with his application for retirement benefits.

         7.5 Distribution of Small Benefits. Notwithstanding any provision in the Plan to the contrary, if the Actuarial Equivalent lump sum value of an Accrued Benefit payable to or on behalf of any Participant hereunder upon termination or retirement does not exceed $5,000 ($3,500 prior to January 1, 2001), such benefit shall be in the form of a lump sum payment of Actuarial Equivalent value in lieu of any other benefit payable hereunder.

         7.6      Statutory Deadlines for Distributions.

                  Unless the Participant elects otherwise in writing, distribution will be made (or will commence) no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                           (i)      the attainment by the Participant of age 65;

                           (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                           (iii) the date the Participant ceases to be an Employee.

         7.7      Minimum Distribution Requirements.

        (a) Subject to the 50% Joint and Survivor Benefit requirements described in Section 7.2, the requirements of this Section 7.7 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. However, this Section 7.7 is not intended to create additional optional forms of benefits beyond those set forth in
Section 7.4.

        (b) All distributions required under this Section 7.7 shall be determined and made in accordance with Section 401(a)(9) of the Code and regulations thereunder, including the minimum distribution incidental benefit requirement.

        (c) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

        (d) Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                  (i)      the life of the Participant,

                  (ii) the life of the Participant and a designated beneficiary,

                  (iii) a period certain not extending beyond the life expectancy of the Participant, or

                  (iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

         (e) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

                  (i) the annuity distributions must be paid in periodic payments made at intervals not longer than one year;

                  (ii) the distribution period must be over a life (or lives) or over a period certain not longer than a life expectancy (or joint life and last survivor expectancy) described in Section 401(a)(9)(A)(ii) or Section 401(a)(9)(B)(iii) of the Code, whichever is applicable;

                  (iii) the life expectancy (or joint life and last survivor expectancy) for purposes of determining the period certain shall be determined without recalculation of life expectancy;

                  (iv) once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

                  (v) payments must either be non-increasing or increase only as follows:

                           (1)      with any percentage increase in a specified
and generally recognized cost-of-living index;

                           (2)      to the extent of the reduction to the amount
of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in paragraph (d) above dies and the payments continue otherwise in accordance with paragraph (d) over the life of the Participant;

                           (3)      to provide cash refunds of employee
contributions upon the Participant's death; or

                           (4)      because of an increase in benefits under the
Plan.

                  (vi) If the annuity is a life annuity (or a life annuity with a period certain not exceeding 20 years), the amount which must be distributed on or before the Participant's required beginning date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin as described below) shall be the payment which is required for one payment interval.

                  (vii) If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding 20 years) periodic payments for each distribution calendar year shall be combined and treated as an annual amount. The amount which must be distributed by the Participant's required beginning date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin as described below) is the annual amount for the first distribution calendar year. The annual amount for other distribution calendar years, including the annual amount for the calendar year in which the Participant's required beginning date (or the date distributions are required to begin as described below) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

         (f) Annuities commencing after December 31, 1988, are subject to the following additional conditions:

                  (i) Unless the Participant's spouse is the designated beneficiary, if the Participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first distribution calendar year may not exceed the applicable period determined using the table set forth in Q&A A-5 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations, or in any successor regulation thereto.

                  (ii) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations, or in any successor regulation thereto.

         (g) Transitional Rule. If payments under an annuity which complies with paragraph (e) above begin prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987, shall apply to distributions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the employee prior to January 1, 1989, unless additional contributions are made under the Plan by the Company with respect to such contract.

         (h) If the form of distribution is an annuity made in accordance with paragraphs (e) through (g), any additional benefits accruing to the Participant after his or her required beginning date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

         (i)      Death Distribution Provisions.

                  (i) Distribution beginning before death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  (ii) Distribution beginning after death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the

Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                           (1)      If any portion of the Participant's interest
is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                           (2)      If the designated beneficiary is the
Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                           (3)      If the Participant has not made an election
pursuant to this subparagraph (ii) by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (A) December 31 of the calendar year in which distributions would be required to begin under this paragraph (i), or (B) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (iii) For purposes of subparagraph (ii) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of subparagraph (ii), with the exception of (2) therein, shall be applied as if the surviving spouse were the Participant.

                  (iv) For purposes of this paragraph (i), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                  (v) For purposes of this paragraph (i), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if subparagraph (iii) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to subparagraph (ii) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

         (j)      Definitions.

                  (i) Designated beneficiary. The individual who is designated as the beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

                  (ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to paragraph (i) above.

                  (iii) Life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year. If annuity payments commence before the required beginning date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
Section 1.72-9 of the Income Tax Regulations.

                  (iv) Required Beginning Date. The required beginning date of a Participant is April 1 of the calendar year following the calendar year in which he attains age 70 1/2, provided that such commencement in active service shall not be required with respect to a Participant who attains age 70 1/2 prior to January 1, 1988 and who is not a 5-percent owner.

                  (v) 5-Percent Owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

                          Article VIII. Death Benefits.

         8.1      Death Benefits Limited. Except as otherwise provided in
Article VII above or Section 8.2 below, no benefits shall be payable under the Plan in connection with the death of a Participant.

         8.2      Pre-retirement Death Benefits Payable to Spouse.

                  (a) Married Participants Who meet Requirements For Early Retirement. If a married Participant meets the requirements for early retirement under Section 4.3 and then dies prior to his Normal Retirement Date while still in the service of the Company, his surviving spouse shall be entitled to receive a monthly spouse's pension, commencing on the date which would have been the Participant's Normal Retirement Date, unless the surviving spouse consents in writing (in such form as the Administrator may prescribe) to an earlier commencement date. Such earlier commencement date must be the first day of a calendar month and cannot precede the earliest date the Participant could have begun receiving benefits under Article VI or
         Article VII. The monthly amount of such survivor annuity shall be the same as the monthly annuity the spouse would have received had the Participant commenced receiving his benefit on the date the survivor annuity commences, in the normal form described in Section 7.2. If the Participant remained in the service of the Company at the time of his death, the amount of the survivor annuity shall be calculated on the assumption that the Participant's service ended on the date of his death and he survived until the date the survivor annuity commences.

                  (b) Married Participants Who Meet Requirements For Normal Retirement. If a married Participant dies on or after his Normal Retirement Date and prior to his Annuity Starting Date, his surviving spouse shall be entitled to receive a monthly spouse's pension, commencing on the first day of the month following the Participant's death and payable on the first day of each month thereafter during such spouse's lifetime. The monthly amount of such survivor annuity shall be the same as the monthly annuity the spouse would have received had the Participant commenced receiving his benefit on the date the survivor annuity commences, in the normal form described in Section 7.2. Payments will begin on the first day of the month following the Participant's death and will continue each month thereafter during the spouse's lifetime.

                  (c) Other Married Vested Participants. A survivor annuity shall be payable under this Section 8.2(c) to the surviving spouse of any Participant (including Vested Terminated Participants) who

                           (i) is credited with one or more Hours of Service after September 30, 1976;

                           (ii) has not received any benefit payments as of the date of his death;

                           (iii)    dies on or after August 23, 1984;

                           (iv) is married throughout the one year period ending on the date of his death; and

                           (v)      has met the vesting requirement described in
                  Section 6.2 at the time of his death or termination, if earlier.

         Such survivor annuity shall be payable monthly, commencing on the date which would have been the Participant's Normal Retirement Date, unless the surviving spouse consents in writing (in such form as the Administrator may prescribe) to an earlier commencement date. Such earlier commencement date must be the first day of a calendar month and cannot precede the earliest date the Participant could have begun receiving benefits under Article VI or Article VII. The monthly amount of such survivor annuity shall be the same as the monthly annuity the spouse would have received had the Participant commenced receiving his benefit on the date the survivor annuity commences, in the normal form described in Section 7.2. If the Participant remained in the service of the Company at the time of his death, the amount of the survivor annuity shall be calculated on the assumption that the Participant's service ended on the date of his death and he survived until the date the survivor annuity commences.

                  (d)      An individual claiming benefits under this Section
         8.2 may be required by the Company to furnish satisfactory evidence of status as a surviving spouse, and the Company's determination shall be final.

                  (e) If the Actuarial Equivalent lump sum value of the preretirement survivor annuity benefit upon the death of the Participant does not exceed $5,000, such amount shall be paid to the surviving spouse at that time in lieu of any other benefits hereunder.

                                                                 EXHIBIT 10.13.4

                                   CERTIFICATE

         The undersigned hereby certifies that The Connecticut Water Company Employees' Retirement Plan, as amended and restated effective as of January 1, 1997, except as otherwise provided therein, was duly amended by the Pension Trust Committee of the Board of Directors of The Connecticut Water Company by a
Fourth Amendment on       , 2002, and the Plan, as so amended, is in full force
and effect.

_____________________                           ________________________________
Date

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